Exhibit 10.5

                         MSGI SECURITY SOLUTIONS, INC.
                               575 MADISON AVENUE
                               NEW YORK, NY 10022




                                                               December 13, 2006

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millennium Capital Partners II, LLC
1044 Northern Boulevard
Suite 302
Roslyn, New York  11576


         Re:      MSGI Security Solutions, Inc. (the "Company")


Ladies and Gentlemen:

         This letter sets forth the agreement of the Company and the investors listed in the signature pages hereto (collectively, the "Investors") to: (i) amend the conversion provisions of certain Callable Secured Convertible Notes, as amended, which are convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), previously issued by the Company to the Investors (collectively, the "Convertible Notes"), as set forth on Schedule 1 hereto; (ii) extend the expiration dates and amend the exercise price of certain warrants previously issued by the Company to the Investors in connection with the issuance of the Convertible Notes and in a subsequent transaction in June 2006 (collectively, the "Warrants"), as set forth on Schedule 1 hereto,
(iii) extend the maturity date of certain promissory notes previously issued by the Company to the Investors (collectively, the "Promissory Notes"), (iv) resolve certain other matters.

         By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that:

         1. The Convertible Notes shall no longer be subject to the amortization provisions thereof, and such provisions shall be deemed to be deleted.

         2. Section 2.2 of each of the Convertible Notes shall be amended and restated in its entirety as follows:

         "The Conversion Price shall be the Variable Conversion Price (as defined herein) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization,

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         reclassifications, extraordinary distributions and similar events). The
         "Variable Conversion Price" shall mean the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein). "Market Price" means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile (the "Conversion Date"). "Trading Price" means, for any security as of any date, the closing price on the Over-the-Counter Bulletin Board (the "OTCBB") as reported by a reliable reporting service ("Reporting Service") mutually acceptable to Borrower and Holder and hereafter designated by Holders of a majority in interest of the Notes and the Borrower or, if the OTCBB is not the principal trading market for such security, the closing price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing price of such security is available in any of the foregoing manners, the average of the closing prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. "Applicable Percentage" shall mean 75%. Notwithstanding the foregoing, in no event will the Conversion Price be less than $.50."

         3. The Maturity Date (as defined in the Convertible Notes) is hereby extended to December 13, 2009.

         4. The Warrants shall expire on the seventh (7th) anniversary of their respective dates of issuance, as set forth on Schedule I hereto.

         5. The Exercise Price (as defined in the Warrants) is hereby amended to be $1.00 per share.

         6. The Maturity Date (as defined in the Promissory Notes) is hereby extended to December 13, 2009.

         7. The Investors hereby waive any and all defaults under the Convertible Notes, the Promissory Notes and the Warrants existing on the date hereof, provided that the Company shall still be obligated to pay any interest on the Convertible Notes and the Promissory Notes that has accrued through the date hereof.

         8. The Company acknowledges that the Investors are entering into this letter based upon the understanding of the parties hereto that the holding period of the Convertible Notes, as amended pursuant to this letter, for purposes of Rule 144(d)

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                  under the Securities Act of 1933, as amended, shall commence on the original date of issuance of the Convertible Notes as set forth on Schedule 1 hereto, and that the Company will use its best efforts to deliver to the Investors unrestricted and unlegended shares of Common Stock upon conversion of the Convertible Notes, provided that the other requirements of Rule 144 are satisfied.

         9. The Convertible Notes, the Promissory Notes and the Warrants are hereby amended in accordance with the foregoing provisions. All other provisions of the Convertible Notes, the Promissory Notes and the Warrants, as amended from time to time, shall remain in full force and effect.

         10. Upon the payment or conversion of at least $500,000 in principal on the Convertible Notes and the Promissory Notes, the investors will release the lien on Jeremy Barbera's shares of Common Stock that have been pledged pursuant to that certain Guaranty and Pledge Agreement dated as of January 19, 2006 by and among the Company and the Investors.

         The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this letter agreement, including without limitation the issuance of amended Convertible Notes, Promissory Notes and Warrants.

                            [Signature Page Follows]

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         Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.


                                        Sincerely,

                                        MSGI SECURITY SOLUTIONS, INC.


                                        ----------------------------------------
                                        Jeremy Barbera
                                        Chief Executive Officer

ACCEPTED AND AGREED:

AJW PARTNERS, LLC.
By:  SMS GROUP, LLC


----------------------------------------
Corey S. Ribotsky, Manager


AJW OFFSHORE, LTD.
By:  FIRST STREET MANAGER II, LLC


----------------------------------------

Corey S. Ribotsky, Manager


AJW QUALIFIED PARTNERS, LLC
By: AJW MANAGER, LLC


----------------------------------------
Corey S. Ribotsky, Manager


NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By:  FIRST STREET MANAGER II, LLC,


----------------------------------------
Corey S. Ribotsky, Manager

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